UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2005

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CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2005, the Board of Directors of the Company elected Joseph M.H. Irby as President of the Company.  Mr. Irby replaces Samuel H. West, who continues to serve as a member of, and the “financial expert” on, the Audit Committee of the Company’s Board of Directors.

Mr. Irby, 71, has been President of Irby Insurance Agency Inc., in Blackstone, Virginia, since 1968 and is a director and secretary of Mary Helen Coal Corp.  He has also been a director of the Company since 1968 and serves as the Chairman of the Board.

Item 8.01

Other Events

On June 14, 2005, the Company issued a press release announcing the declaration of a $0.15 per share dividend to shareholders of record on June 29, 2005 and payable on July 12, 2005.  A copy of the Company’s press release with respect to the declaration of the dividend is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01

Financial Statements and Exhibits.

(c)

 Exhibits.

Exhibit No.

Description

99.1

Press Release dated June 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Dated:  June 17, 2005

By:

 /s/ Ronald E. Baron

 Ronald E. Baron

 Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated June 14, 2005.